Exhibit 99.1

Focus Universal Inc. Provides Shareholder and Product Update

and Celebrates One Year Anniversary

with Ringing Nasdaq Closing Bell

ONTARIO, CA and LOS ANGELES, CA / ACCESSWIRE / August 18, 2022 / Focus Universal Inc. (NASDAQ: FCUV) ("Focus" or the "Company"), a provider of patented hardware and software design technologies for Internet of Things (IoT) and 5G, provided the following update today to the company’s shareholders.

Voluntary Lock-Up Agreement of 5% Shareholders

The shareholders that individually hold greater than five percent (5%) of Focus Universal shares have voluntarily entered into lock-up agreements with the Company with respect to approximately 59.3% of the issued and outstanding securities of the Company until August 30, 2023. The voluntary lock-up agreement stipulates that these shareholders will not offer to sell, contract to sell or otherwise dispose of any securities, or enter any transaction to such effect, directly or indirectly, in addition to other restrictions, on or before August 30, 2023.

Nasdaq Closing Bell on One-Year Anniversary

Focus Universal Inc. also announces today that Desheng Wang, Chief Executive Officer, will ring the closing bell at Nasdaq MarketSite in New York’s Time Square on Tuesday, August 30, 2022, at 4:00 p.m. EDT. The Company commenced trading on the Nasdaq Stock Market under the ticker symbol “FCUV” on August 30, 2021, so this would mark the one-year anniversary for the company.

A live stream of the Nasdaq Closing Bell will be available at: https://livestream.com/accounts/27896496/events/10557098

Focus Universal Product Update

Currently, Focus Universal Inc is phasing out the traditional, lower margin products and is preparing to launch a new line of products that have been in development for several years. These higher technology products will be released in phases and increasing amounts of technology will be layered upon these products. Additionally, the company plans to continue to increase Focus’ efforts in intellectual property and have continued to develop those efforts for the long term.

“We’re honored to celebrate our one-year anniversary being a publicly traded company on Nasdaq and continue to believe in the long-term vision and investment opportunity of Focus Universal,” said Dr. Desheng Wang, CEO of Focus Universal. “Our voluntary lock-up agreement further demonstrates our confidence in our team, strategy, and our vision of five disruptive IoT technology platforms to solve the major problems in hardware design and production, software design and network communication facing both industries today. By entering into these lock-up agreements, we are fully aligned with our loyal shareholders to create meaningful, long-term value."

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“Additionally, we are honored to be ringing the closing bell at Nasdaq and formally included in the prestigious Russell 2000 index, which further validates the Company’s strength and is indicative of further momentum following our successful Nasdaq listing in August 2021 and our up-listing to the Nasdaq Global Markets this year. We believe being a part of these highly regarded and widely used indexes will bring greater awareness to Focus as we work to achieve our growth potential,” concluded Dr. Wang.

About Focus Universal:

Focus Universal Inc. (NasdaqGM: FCUV) is a provider of patented hardware and software design technologies for Internet of Things (IoT) and 5G. The company has developed five disruptive patented technologies to solve the major problems facing hardware design, hardware production, software design and network communication facing both industries today. These technologies combined have the potential to reduce costs, product development timelines and energy usage, while increasing range, speed, efficiency, and security for these industries.

Forward-Looking Statements:

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and other factors discussed in the "Risk Factors" section of the preliminary prospectus filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof and Focus Universal specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For investor and media inquiries, please contact:

Skyline Corporate Communications Group, LLC

Lisa Gray

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: (646) 893-5835

lisa@skylineccg.com

For company inquiries, please contact:

Investor Relations

626-802-5416

ir@focusuniversal.com

SOURCE: Focus Universal Inc.

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